SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CIRCOR INTERNATIONAL

                    GAMCO INVESTORS, INC.
                                 8/18/03              150            19.8000
                                 8/08/03              250            18.2900
                                 8/07/03            1,000-             *DO
                                 8/07/03            1,000-           18.2700
                                 7/25/03              500-           18.0640
                                 7/25/03            2,500            18.2472
                                 7/25/03              500-           18.2360
                                 7/03/03              500            18.2500
                                 6/27/03              500-           17.9740
                                 6/25/03              800-           18.0300
                    GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                 8/21/03          200,000              *DI

          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.